Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On June 30, 2016, Lions Gate and Starz entered into the merger agreement, pursuant to which a wholly owned subsidiary of Lions Gate was to merge with and into Starz, with Starz continuing its existence as a wholly owned subsidiary of Lions Gate. The merger was consummated on December 8, 2016. Under the terms of the merger agreement, immediately prior to consummation of the merger, Lions Gate effected the reclassification of its share capital, pursuant to which each existing Lions Gate common share was converted into 0.5 shares of a newly issued class of Lions Gate voting shares and 0.5 shares of a newly issued class of Lions Gate non-voting shares, subject to the terms and conditions of the merger agreement. Following the reclassification, in the merger, (a) each share of Starz Series A common stock was converted into the right to receive $18.00 in cash and 0.6784 Lions Gate non-voting shares, and (b) each share of Starz Series B common stock was be converted into the right to receive $7.26 in cash, 0.6321 Lions Gate non-voting shares and 0.6321 Lions Gate voting shares, in each case, subject to the terms and conditions of the merger agreement, and, in each case, except for (i) any shares of Starz common stock held by (A) Lions Gate or any of its wholly owned subsidiaries including Merger Sub or (B) under certain circumstances, any Starz stockholder resident in Ontario, who may have their shares of Starz common stock exchanged instead for an equivalent value in cash, pursuant to the terms and conditions of the merger agreement, and (ii) any shares of Starz common stock held by any Starz stockholder who is entitled to demand and properly demands appraisal of such shares pursuant to Section 262 of the DGCL.

The following unaudited pro forma condensed combined financial statements give effect to the following:

•	Reclassification: The reclassification of Lions Gate’s share capital, pursuant to which each existing Lions Gate common share was converted into 0.5 shares of a newly issued class of Lions Gate voting shares and 0.5 shares of a newly issued class of Lions Gate non-voting shares, subject to the terms and conditions of the merger agreement.

•	Merger: The payment in the merger of $18.00 in cash and the issuance of 0.6784 Lions Gate non-voting shares in exchange for each share of Starz Series A common stock and the payment in the merger of $7.26 in cash, the issuance of 0.6321 Lions Gate non-voting shares and 0.6321 Lions Gate voting shares for each share of Starz Series B common stock, in each case, except for any shares of Starz common stock held by Lions Gate or any of its wholly owned subsidiaries including Merger Sub.

•	Debt Financing: The incurrence and use of proceeds of new debt necessary to (i) finance the payment of the cash purchase consideration of the merger, (ii) repay all amounts outstanding under Starz’s credit facility and senior notes, (iii) repay all amounts outstanding under Lions Gate’s senior revolving credit facility, term loan and senior notes, and (iv) pay fees and expenses related to the foregoing.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2016 and the unaudited pro forma condensed combined statements of income for the year ended March 31, 2016 and for the six months ended September 30, 2016 presented herein are based on the historical financial statements of Lions Gate and Starz as adjusted to give effect to the reclassification, the merger and related debt financing transactions and the assumptions and adjustments described in the accompanying notes to these unaudited pro forma condensed combined financial statements.

The merger will be accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) No. 805, Business Combinations (“ASC 805”). Under the acquisition method of accounting, the total estimated purchase price, as described in Note 4 to these unaudited pro forma condensed combined financial statements, has been preliminarily estimated and allocated to the tangible and intangible assets acquired and liabilities assumed of Starz based on a preliminary estimate of their fair value. The preliminary purchase price and allocation of the preliminary purchase price to the assets and liabilities acquired is subject to revision, as a more detailed analysis is completed and additional information on the fair value of assets and liabilities become available, including receipt of final appraisals of the net assets acquired. Differences between these preliminary estimates and the final acquisition accounting could occur and these differences could be material. A change in the fair value of the net assets

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of Starz may change the amount of the purchase price allocable to goodwill, and could have a material impact on the accompanying unaudited pro forma condensed combined statements of income.

The unaudited pro forma condensed combined financial statements assume the following:

•	The unaudited pro forma condensed combined balance sheet as of September 30, 2016 assumes the reclassification, merger and the related debt financing transactions had been completed on September 30, 2016;

•	The unaudited pro forma condensed combined statements of income for the year ended March 31, 2016 and for the six months ended September 30, 2016 assume the merger and the related debt financing transactions occurred on April 1, 2015;

The unaudited pro forma condensed combined financial statements have been prepared by Lions Gate and Starz management in accordance with SEC Regulation S-X Article 11 and are not necessarily indicative of the financial position or results of operations that would have been realized if the aforementioned transactions had been completed on the dates indicated, nor is it indicative of future operating results or financial position. The pro forma adjustments are based upon available information and certain assumptions that Lions Gate and Starz believe are reasonable. Actual results and valuations may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial statements. In addition, the unaudited pro forma condensed combined financial statements do not include adjustments for any restructuring activities, operating efficiencies, including related cost savings, or the impact of any non-recurring activity or one-time transaction related charges. Lions Gate and Starz estimate operating cost savings exceeding $50 million on an annual run rate basis. Such savings are primarily expected to include the elimination of duplicative costs and redundancies in certain operations, as well as efficiencies gained from economies of scale in areas such as production, manufacturing and marketing costs. Although Lions Gate and Starz believe such cost savings and other synergies will be realized following the reclassification, the merger, the related debt financing transactions and after completion of its integration activities, there can be no assurance that these costs savings or any other synergies will be achieved in full or at all.

The unaudited pro forma condensed combined financial statements reflect certain benefits in the combined tax provision associated with the acquisition financing to be obtained by Lions Gate and provided to Merger Sub. The combination of the tax savings from the financing described above, accumulated U.S. Federal and State net operating loss (which we refer to as “NOL”) carryforwards and Lions Gate’s existing global cash management, financing and distribution operations is expected to result in incremental post-acquisition cash tax savings exceeding $150 million per year on average (on an annualized basis) through fiscal year 2021 based upon the current business plans of the companies. The incremental cash impact of these tax savings are not reflected in the unaudited pro forma condensed combined financial statements. Such cash tax savings could be affected by future changes in tax law, and will depend on, among other things, interest rates associated with the acquisition financing, the overall level of taxable income and mix of our taxable income generated across the jurisdictions in which the combined company will operate and, accordingly, such cash tax savings may differ materially from the above estimates.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and related notes of Lions Gate and Starz.

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UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

	As of September 30, 2016

	Historical		Pro Forma Adjustments
	Lions Gate		Lions Gate		Starz
	Entertainment		Reclassification		Reclassification		Pro Forma
	Corp.	Starz	Adjustments		Adjustments		Adjustments		Pro Forma
	(Note 1)	(Note 1)	(Note 6)		(Note 6)		(Note 7)		Combined
	(All amounts in millions of dollars)
ASSETS
Cash and cash equivalents	$106.0	$14.0	$-		$-		$(92.0)	A1	$28.0
Restricted cash	2.9	-	-		-		-		2.9
Accounts receivable, net	953.2	271.9	(263.8)	R1	32.0	R13	-		993.3
Program rights	-	353.8	-		-		-		353.8
Other current assets	-	66.5	52.4	R2	(32.0)	R13	-		86.9
Total current assets		706.2	(211.4)		-		(92.0)		1,464.9
Accounts receivable, net	-	-	263.8	R1	80.7	R14	-		344.5
Program rights	-	316.2					-		316.2
Investment in films and television programs, net	1,328.8	206.6	(22.7)	R3	-		56.0	A2	1,568.7
Property and equipment, net	42.7	88.5	-		-		-		131.2
Investments	502.3	-	-		15.3	R15	(146.9)	A3	370.7
Intangible assets	-	-	10.4	R4	4.2	R16	1,995.8	A4	2,010.4
Goodwill	534.8	131.8	-		-		1,820.1	A5	2,486.7
Other assets	71.2	103.8	(40.1)	R5	(100.2)	R17	-		34.7
Deferred tax assets	223.1	22.5	-		-		(244.2)	A10	1.4
Total assets	$3,765.0	$1,575.6	$-		$-		$3,388.8		$8,729.4

LIABILITIES
Accounts payable and accrued liabilities	$348.7	$257.0	(22.0)	R6	$(145.8)	R18	$(23.4)	A6	$414.5
Capital lease obligations - short term portion	-	5.9	-		-		-		5.9
Participations and residuals	-	-	423.5	R7	79.1	R19	-		502.6
Film obligations and production loans	-	-	430.4	R8	66.7	R20	-		497.1
Corporate debt - short term portion	-	-	41.2	R9	-		-		41.2
Deferred revenue	-	9.9	210.4	R10	-		(9.9)	A7	210.4
Total current liabilities		272.8	1,083.5		-		(33.3)		1,671.7
Corporate debt	1,009.8	989.7	(41.2)	R11	(54.7)	R21	1,616.9	A8	3,520.5
Capital lease obligations	-	-	-		54.7	R21	-		54.7
Participations and residuals	651.6	-	(423.5)	R7	-		-		228.1
Film obligations and production loans	512.7	-	(430.4)	R12	-		-		82.3
Deferred revenue	292.1	-	(210.4)	R10	-		-		81.7
Other liabilities	-	34.6	22.0	R6	-		-		56.6
Deferred tax liabilities	-	-	-		-		707.8	A9
							(244.2)	A10	463.6
Total liabilities	2,814.9	1,297.1	-		-		2,047.2		6,159.2

Commitments and contingencies
Redeemable noncontrolling interest	93.0	-	-		-		-		93.0

SHAREHOLDERS’ EQUITY
Common shares	904.3	9.9	-		-		1,665.2	A11	2,579.4
Retained earnings	(18.5)	271.4	-		-		(338.4)	A12	(85.5)
Accumulated other comprehensive loss	(28.7)	(2.8)	-		-		14.8	A13	(16.7)
Total shareholders’ equity	857.1	278.5	-		-		1,341.6		2,477.2
Total liabilities and shareholders’ equity	$3,765.0	$1,575.6	$-		$-		$3,388.8		$8,729.4

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

	For the Year Ended March 31, 2016
	Historical		Pro Forma Adjustments
	Year ended	12 months ended
	March 31,	March 31,
	2016	2016
	Lions Gate		Starz
	Entertainment		Reclassification		Pro Forma
	Corp.	Starz	Adjustments		Adjustments		Pro Forma
	(Note 1)	(Note 1)	(Note 6)		(Note 7)		Combined
	(All amounts in millions of dollars, except per share amounts)

Revenues	$2,347.4	$1,681.3	$-		$(4.3)	A14	$4,024.4
Expenses:
Direct operating	1,415.3	-	883.7	R22	(2.9)	A15
					16.0	A16	2,312.1
Programming (including amortization)	-	660.4	(660.4)	R23	-		-
Production and acquisition (including amortization)	-	208.6	(208.6)	R24	-		-
Home video cost of sales	-	40.6	(40.6)	R25	-		-
Operating	-	42.0	(42.0)	R26	-		-
Distribution and marketing	661.8	-	215.3	R27	-		877.1
Selling general and administrative	-	329.4	(329.4)	R28	-		-
General and administration	282.2	-	182.0	R29	(7.9)	A17	456.3
Depreciation and amortization	13.1	19.0	-		103.4	A18	135.5
Total expenses	2,372.4	1,300.0	-		108.6		3,781.0
Operating income (loss)	(25.0)	381.3	-		(112.9)		243.4
Other expenses (income):
Interest expense	54.9	46.7	-		64.9	A19	166.5
Interest and other (income) expense	(1.9)	13.1	(13.2)	R30	-		(2.0)
Total other expenses, net	53.0	59.8	(13.2)		64.9		164.5
Income (loss) before equity interests and income taxes	(78.0)	321.5	13.2		(177.8)		78.9
Equity interests income (loss)	44.2	-	(13.2)	R30	-		31.0
Income (loss) before income taxes	(33.8)	321.5	-		(177.8)		109.9
Income tax provision (benefit)	(76.5)	104.1	-		(97.0)	A20	(69.4)
Net income	42.7	217.4	-		(80.8)		179.3
Less: Net loss attributable to noncontrolling interest	7.5	1.1	-		-		8.6
Net income attributable to Lions Gate Entertainment Corp. shareholders	$50.2	$218.5	$-		$(80.8)		$187.9

Basic Net Income Per Common Share	$0.34						$0.87

Diluted Net Income Per Common Share	$0.33						$0.83

Weighted average number of common shares outstanding:
Basic	148.5				66.8	A21	215.3
Diluted	154.1				75.6	A22	229.7

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

	For the Six Months Ended September 30, 2016
	Historical		Pro Forma Adjustments
	Lions Gate		Starz
	Entertainment		Reclassification		Pro Forma
	Corp.	Starz	Adjustments		Adjustments		Pro Forma
	(Note 1)	(Note 1)	(Note 6)		(Note 7)		Combined
	(All amounts in millions of dollars, except per share amounts)

Revenues	$1,193.1	$810.4	$-		$(2.0)	A14	$2,001.5
Expenses:
Direct operating	753.2	-	418.7	R22	(1.4)	A15
					6.0	A16	1,176.5
Programming (including amortization)	-	330.0	(330.0)	R23	-		-
Production and acquisition (including amortization)	-	86.2	(86.2)	R24	-		-
Home video cost of sales	-	12.7	(12.7)	R25	-		-
Operating	-	14.7	(14.7)	R26	-		-
Distribution and marketing	347.0	-	105.7	R27	-		452.7
Selling general and administrative	-	164.9	(164.9)	R28	-		-
General and administration	163.2	-	95.7	R29	(32.0)	A17	226.9
Merger related	-	11.6	(11.6)	R31	-		-
Depreciation and amortization	10.0	10.9	-		51.8	A18	72.7
Total expenses	1,273.4	631.0	-		24.4		1,928.8
Operating income (loss)	(80.3)	179.4	-		(26.4)		72.7
Other expenses (income):
Interest expense	31.1	23.2	-		29.3	A19	83.6
Interest and other (income) expense	(2.2)	10.4	(7.8)	R30	-		0.4
Total other expenses, net	28.9	33.6	(7.8)		29.3		84.0
Income (loss) before equity interests and income taxes	(109.2)	145.8	7.8		(55.7)		(11.3)
Equity interests income (loss)	12.8	-	(7.8)	R30	-		5.0
Income (loss) before income taxes	(96.4)	145.8	-		(55.7)		(6.3)
Income tax provision (benefit)	(79.9)	57.1	-		(37.3)	A20	(60.1)
Net income (loss)	(16.5)	88.7	-		(18.4)		53.8
Less: Net loss attributable to noncontrolling interest	0.3	-	-		-		0.3
Net income (loss) attributable to Lions Gate Entertainment Corp. shareholders	$(16.2)	$88.7	$-		$(18.4)		$54.1

Basic Net Income Per Common Share	$(0.11)						$0.25

Diluted Net Income Per Common Share	$(0.11)						$0.24

Weighted average number of common shares outstanding:
Basic	147.5				66.8	A21	214.3
Diluted	147.5				76.1	A22	223.6

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NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Basis of Pro Forma Presentation

Description of Pro Forma Financial Statements: The accompanying pro forma financial statements are based on the historical consolidated financial statements of Lions Gate and Starz after giving effect to the reclassification, merger consideration and related debt financing transactions by Lions Gate to consummate the Starz acquisition, as well as certain reclassifications (see Note 6) and pro forma adjustments (see Note 7). The pro forma adjustments are (1) directly attributable to the reclassification, merger and related debt financing transactions, (2) factually supportable and (3) with respect to the unaudited pro forma condensed combined statement of income, are expected to have a continuing impact on the results of operations of the combined company.

The pro forma financial statements are based on preliminary estimates and assumptions that are subject to change. The pro forma financial statements are presented solely for informational purposes and are not necessarily indicative of the combined results of operations or financial position that might have been achieved for the periods or dates indicated, nor are they indicative of the future combined results of the companies to be combined. Actual results and valuations may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial statements. In addition, the unaudited pro forma condensed combined statement of income does not include adjustments for any restructuring activities, operating efficiencies, operating cost savings, or the impact of any non-recurring activity or one-time transaction related charges. The unaudited pro forma condensed combined financial statements reflect certain benefits in the combined tax provision associated with the acquisition financing to be provided to Merger Sub.

Description of Balance Sheet: The unaudited pro forma condensed combined balance sheet assumes the reclassification, merger and related debt financing occurred on September 30, 2016. Lions Gate’s fiscal year end is March 31 and Starz’s fiscal year end is December 31. The unaudited pro forma condensed combined balance sheet combines the historical balance sheets of Lions Gate and Starz as of September 30, 2016, and applies certain reclassification and pro forma adjustments. The historical balance sheets of both Lions Gate and Starz were derived from their respective Quarterly Reports on Form 10-Q for the period ended September 30, 2016.

Description of Statements of Income: The unaudited pro forma condensed combined statements of income assume that the merger and the related debt financing occurred on April 1, 2015. Since Lions Gate and Starz have different fiscal year ends, with the most recent annual period of Lions Gate ended on March 31, 2016 and the most recent annual period of Starz ended on December 31, 2015, the unaudited pro forma condensed combined statement of income for the year ended March 31, 2016 combines the historical results of Lions Gate for the year ended March 31, 2016 with the historical results of Starz for the twelve months ended March 31, 2016 and applies certain reclassification and pro forma adjustments. The historical results of Lions Gate were derived from its Annual Report on Form 10-K for the year ended March 31, 2016. The historical results of Starz for the twelve months ended March 31, 2016 have been calculated by (i) taking the results of operations for the year ended December 31, 2015 (ii) adding the results of operations for the quarter ended March 31, 2016 and (iii) subtracting the results of operations from the quarter ended March 31, 2015.

For the unaudited pro forma condensed combined statements of income for the six months ended September 30, 2016, the historical results of Lions Gate for the six months ended September 30, 2016 were derived from its Quarterly Report on Form 10-Q for the period ended September 30, 2016. The historical results of Starz for the six months ended September 30, 2016 were calculated by (i) taking the results of operations for the quarter ended June 30, 2016 and (ii) adding the results of operations for the quarter ended September 30, 2016, which were derived from their respective Quarterly Reports on Form 10-Q for the periods ended June 30, 2016 and September 30, 2016, respectively.

Purchase Accounting and Preliminary Valuation: The pro forma financial statements were prepared using the acquisition method of accounting under ASC 805, with Lions Gate as the acquirer of Starz. Under the acquisition method of accounting, the total estimated purchase price, as described in Note 4, has been preliminarily estimated and allocated to the tangible and intangible assets acquired and liabilities assumed of Starz based on a preliminary estimate of their fair value. The preliminary purchase price and allocation of

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the preliminary purchase price to the assets and liabilities acquired is subject to revision, as a more detailed analysis is completed and additional information on the fair value of assets and liabilities become available, including receipt of final appraisals of the net assets acquired. Differences between these preliminary estimates and the final acquisition accounting could occur and these differences could be material. A change in the fair value of the net assets of Starz may change the amount of the purchase price allocable to goodwill, and could have a material impact on the accompanying unaudited pro forma condensed combined statements of income.

Accounting Policies and Reclassifications: As part of preparing these unaudited pro forma condensed combined financial statements, Lions Gate conducted an initial review of the accounting policies of Starz to determine if differences in accounting policies require reclassification of results of operations or reclassification of assets or liabilities to conform to Lions Gate’s accounting policies and classifications, and such reclassifications identified are reflected in the unaudited pro forma condensed combined financial statements. Following the merger, Lions Gate will perform a detailed review of Starz’s accounting policies. As a result of that review, Lions Gate may identify differences between the accounting policies of the two companies that, when conformed, could have a material impact on the consolidated financial statements of the combined company. In addition, Lions Gate expects to present a classified balance sheet post-merger and accordingly, reclassification adjustments to Lions Gate’s historical unclassified balance sheet are made to present an unaudited pro forma condensed combined classified balance sheet.

2.	Preliminary Purchase Consideration and Lions Gate Share Recapitalization

Under the terms of the merger agreement, immediately prior to the consummation of the merger, Lions Gate effected a reclassification of its share capital, pursuant to which each existing Lions Gate common share was converted into 0.5 shares of a newly issued class of Lions Gate voting shares and 0.5 shares of a newly issued class of Lions Gate non-voting shares, subject to the terms and conditions of the merger agreement.

Following the reclassification, in the merger, (a) each unrestricted share of Starz Series A common stock was converted into the right to receive $18.00 in cash and 0.6784 Lions Gate non-voting shares, and (b) each share of Starz Series B common stock was converted into the right to receive $7.26 in cash, 0.6321 Lions Gate non-voting shares and 0.6321 Lions Gate voting shares, in each case, subject to the terms and conditions of the merger agreement, and, in each case, except for (i) any shares of Starz common stock held by (A) Lions Gate or any of its wholly owned subsidiaries including Merger Sub or (B) under certain circumstances, any Starz stockholder resident in Ontario, who may have their shares of Starz common stock exchanged instead for an equivalent value in cash, pursuant to the terms and conditions of the merger agreement, and (ii) any shares of Starz common stock held by any Starz stockholder who is entitled to demand and properly demands appraisal of such shares pursuant to Section 262 of the DGCL. These exchange ratios are fixed and will not be adjusted to reflect stock price changes prior to the closing of the merger.

For purposes of the unaudited pro forma condensed combined financial statements, the fair value of Lions Gate voting shares and Lions Gate non-voting shares issued to Starz’s shareholders was preliminarily estimated based on Lions Gate’s closing common share price of $22.72 on December 2, 2016, taking into account the rights and privileges of the Lions Gate voting shares and Lions Gate non-voting shares to be issued as discussed in the merger agreement with the fair value of the Lions Gate voting share price estimated at $23.06 and the fair value of the Lions Gate non-voting share price estimated at $22.38. The following table summarizes the components of the estimated purchase consideration, inclusive of Lions Gate’s existing ownership of Starz common stock and Starz’s share-based equity awards outstanding as of September 30, 2016:

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		(in millions)
Market value, as of December 2, 2016, of Starz Series A and Series B common stock already owned by Lions Gate (1)		$163.5

Cash consideration to be paid to Starz stockholders
Starz Series A common stock at $18.00	$1,528.3
Starz Series B common stock at $7.26	52.7
		1,581.0
Fair value of Lions Gate voting and non-voting shares to be issued to Starz’s stockholders
Starz Series A common stock at exchange ratio of 0.6784 Lions Gate non-voting shares	1,289.1
Starz Series B common stock at exchange ratio of 0.6321 Lions Gate voting shares	105.9
Starz Series B common stock at exchange ratio of 0.6321 Lions Gate non-voting shares	102.8
		1,497.8

Replacement of Starz share-based payment awards		177.3
Total preliminary estimated purchase consideration		$3,419.6

(1)	The value of shares of Starz common stock is derived from the corresponding impact of Lions Gate’s share price on December 2, 2016 (as discussed above) taking into account the cash price to be paid per share and the value of Lions Gate non-voting shares based on the fixed exchange ratios to be paid at the closing of the merger. The difference between the fair value of the Starz available-for-sale securities owned by Lions Gate and the original cost of the Starz available-for-sale securities of $158.9 million will be reflected as a gain or loss in the combined company’s results of operations subsequent to the closing of the merger. Such amount is excluded from the unaudited pro forma condensed combined statements of income because it will not have a continuing impact on the results of operations of the combined company, however the amount is presented as an adjustment to retained earnings in the unaudited pro forma condensed combined balance sheet (see Note 7).

Upon the closing of the merger, each outstanding share-based equity award (i.e. stock options, restricted stock, and restricted stock units) of Starz was replaced by a Lions Gate non-voting share-based equity award (“Lions Gate replacement award”) with terms equivalent to the existing awards based on the exchange ratio set forth in the merger agreement. Each Lions Gate replacement award is measured at fair value on the date of acquisition and the portion attributable to pre-combination service is recorded as part of the purchase consideration and the portion attributable to post-combination service will be recognized as share-based compensation expense over the remaining post-combination service period. The estimated aggregate fair value of the Lions Gate replacement awards to be recorded as part of the purchase consideration is $177.3 million, and the estimated remaining aggregate fair value totaling $41.2 million that is unvested will be recognized in future periods in accordance with each respective award’s vesting terms.

For purposes of the unaudited pro forma condensed combined financial statements, the estimated fair value of the Lions Gate replacement awards was based on the outstanding share-based equity awards of Starz as of September 30, 2016. The underlying assumptions are based on current best estimates, and therefore subject to change with market conditions and other circumstances, which may potentially impact the fair value calculations used to determine the purchase consideration and the incremental post-combination share-based compensation expense. The fair value of the Lions Gate replacement restricted stock and restricted stock unit awards will be determined based on the closing price of Lions Gate common shares on the date of closing of the acquisition taking into account the rights and privileges of the Lions Gate non-voting shares underlying the equity awards to be issued. The fair value of Lions Gate replacement stock option awards will be determined using the Black-Scholes option valuation model using the fair value of the Lions Gate non-voting shares underlying the replacement stock options. For purposes of valuing the Lions Gate replacement awards, the following weighted-average applicable assumptions were used in the Black-Scholes option valuation model:

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Weighted average assumptions:
Risk-free interest rate (1)	0.2% - 1.1%
Expected option lives (years) (2)	0.1 - 4.9 years
Expected volatility (3)	35%
Expected dividend yield (4)	0%

(1)	The risk-free rate assumed in valuing the options is based on the U.S. Treasury Yield curve in effect applied against the expected term of the option at the time of the grant.

(2)	The expected option lives represents the period of time that options are expected to be outstanding.

(3)	Expected volatilities are based on implied volatilities from traded options on Lions Gate’s stock, historical volatility of Lions Gate’s stock and other factors.

(4)	The expected dividend yield is based on an assumption that the combined company has suspended the quarterly dividend.

The fair value of the Lions Gate voting shares and Lions Gate non-voting shares issued as part of the purchase consideration will be measured on the closing date of the merger. Although the exchange ratios are fixed, the value of the merger consideration may change based on fluctuations in the price of Lions Gate common shares and the number of shares of Starz Series A common stock and Starz Series B common stock and stock options, restricted stock and restricted stock units outstanding on the closing date of the merger. A 10% fluctuation in the share price of Lions Gate as of December 2, 2016 ($22.72) will potentially impact the preliminary purchase consideration and amount of goodwill as illustrated in the table below (the total number of Starz’s shares outstanding have been assumed to be the same as in the table above):

	10% increase	10% decrease
	in Lions Gate	in Lions Gate
	share price	share price
	(in millions)
Starz shares already owned by Lions Gate (1)	$174.2	$152.8
Cash consideration to be paid to Starz stockholders (no change)	1,581.0	1,581.0
Fair value of Lions Gate voting and non-voting shares to be issued to Starz’s stockholders	1,647.6	1,348.1
Replacement of Starz share-based payment awards (1)	191.7	163.8
Total preliminary estimated purchase consideration	$3,594.5	$3,245.7

Estimated goodwill	$2,126.8	$1,778.0

(1)	Assumes Lions Gate’s share price has a corresponding impact on Starz’s share price as a result of the fixed exchange ratios.

3.	Debt Financing

In connection with the execution of the merger agreement, Lions Gate entered into a debt commitment letter among Lions Gate and JPMorgan Chase Bank, N.A., Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank AG New York Branch, Deutsche Bank AG Cayman Islands Branch, and Deutsche Bank Securities Inc. for secured and unsecured financing of up to $4.57 billion, the proceeds of which will be used, among other things, to (i) finance the payment of the cash purchase consideration of the merger, (ii) repay all amounts outstanding under Starz’s credit facility and senior notes, (iii) repay all amounts outstanding under Lions Gate’s senior revolving credit facility, term loan and senior notes, (iv) pay fees and expenses related to the foregoing, and (v) in the case of the revolving credit facility, for working capital and other general corporate purposes after the Closing Date:

9

(i)	Revolving Credit Facility: a $1.0 billion five-year revolving credit facility (“Revolver”), which bears interest initially at a rate per annum equal to LIBOR plus 2.50%, with possible reductions in the margin of up to 50 basis points (two reductions of 25 basis points each) upon achievement of certain leverage ratios. The revolver will include a net first lien leverage maintenance covenant and an interest coverage ratio maintenance covenant. For purposes of the unaudited pro forma condensed combined financial statements, the initial interest rate of LIBOR plus 2.50% has been assumed (see Note 7, pro forma adjustment A19). We currently expect that $50 million of the Revolver will be drawn on the Closing Date to pay fees and expenses related to the transactions.

(ii)	Term Loan A: a $1.0 billion five-year term loan (“Term Loan A”), which bears interest initially at a rate per annum equal to LIBOR plus 2.50%, with possible reductions in the margin of up to 50 basis points (two reductions of 25 basis points each) upon achievement of certain leverage ratios. The Term Loan A will include the same maintenance financial covenants as the Revolver. The Term Loan A amortizes quarterly beginning the last day of the first full fiscal quarter ending after the Closing Date at quarterly rates of 1.25% for the first and second years, 1.75% for the third year, and 2.50% for the fourth and fifth years, with the balance payable at maturity. For purposes of the unaudited pro forma condensed combined financial statements, the initial interest rate of LIBOR plus 2.50% has been assumed (see Note 7, pro forma adjustment A19).

(iii)	Term Loan B: a $2.0 billion seven-year term loan (“Term Loan B”), which bears interest initially at a rate per annum equal to LIBOR plus 3.00% (subject to a LIBOR floor of 0.75%), with a possible reduction, subject to market conditions, in the initial interest rate of 25 basis points upon achievement of a certain leverage ratio. The Term Loan B amortizes quarterly beginning the last day of the first full fiscal quarter ending after the Closing Date at an annual rate of 1%, with the balance payable at maturity. The Term Loan B will be subject to additional mandatory repayment from specified percentages of excess cash flow. For purposes of the unaudited pro forma condensed combined financial statements, the initial interest rate of LIBOR plus 3.00% (subject to a LIBOR floor of 0.75%) has been assumed (see Note 7, pro forma adjustment A19).

(iv) Short Term Bridge Facility: a $150 million nine-month unsecured bridge facility bearing interest initially at a rate per annum equal to LIBOR plus 6.50% (“Short Term Bridge Facility”), which if not repaid on or prior to the nine-month maturity would convert into eight-year unsecured term loans or exchange notes bearing interest at a higher rate. However, for purposes of the unaudited pro forma condensed combined financial statements as of and through September 30, 2016, no borrowings under the unsecured bridge facility were assumed due to levels of cash on hand and outstanding debt balances. The impact of borrowings under the Short Term Bridge Facility would result in additional interest expense of $9.8 over a nine-month period assuming an initial interest rate of LIBOR plus 6.50%.

(v)	Bridge Facility/Notes: On October 27, 2016, the Company closed a private offering of $520 million of senior notes due 2024 (the "Notes"). The Notes will bear interest at a rate of 5.875% per annum. The Notes replace a committed $520 million unsecured bridge facility commitment previously provided for in the debt commitment letter discussed above. For purposes of the unaudited pro forma condensed combined financial statements, an interest rate of 5.875% for the Notes (see Note 7, pro forma adjustment A19) has been assumed.

An increase or decrease of 12.5 basis points per year (1/8%) in the assumed interest rates noted above would increase or decrease annual and six-month interest expense by approximately $4.5 million and $2.2 million, respectively.

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The sources and uses of funds relating to the merger and related debt financing transactions are as follows:

(in millions)
Sources:
Available cash	$120.0
Proceeds from new debt financing	3,570.0
Total sources	$3,690.0

Uses:
Cash consideration to be paid to Starz’s stockholders	$1,581.0
Repayment of Starz’s debt	943.0
Repayment of Lions Gate’s senior revolving credit facility	301.0
Repayment of Lions Gate’s 5.25% Senior Notes	225.0
Repayment of Lions Gate’s Term Loan	400.0
Estimated costs associated with debt refinancing	140.4
Estimated acquisition related costs	71.6
Cash to fund operations	28.0
Total uses	$3,690.0

Under ASC 805, acquisition related transaction costs (i.e., advisory, legal, valuation, other professional fees) and certain acquisition-related restructuring charges are not included as a component of consideration transferred but are accounted for as expenses in the periods in which the costs are incurred. These amounts are excluded from the unaudited pro forma condensed combined statements of income as they will not have a continuing impact on the results of operations of the combined company. These amounts are reflected as a reduction of retained earnings (or increase to goodwill in the case of Starz estimated acquisition related costs) on the unaudited condensed combined pro forma balance sheet.

In connection with the new debt issuances and related debt refinancing or repayment, Lions Gate expects to pay an estimated $109.4 million of upfront financing fees and costs, and an estimated $31.0 million in early repayment or redemption premiums. For purposes of the unaudited condensed combined pro forma financial statements, the upfront financing fees and costs are reflected as a reduction of cash and corporate debt on the unaudited condensed combined pro forma balance sheet and the corresponding amortization of such amounts are reflected within interest expense in the unaudited condensed combined pro forma statement of income. The early repayment or redemption premiums are assumed to be included in the calculation of loss on extinguishment of debt in the post combination period; however, they are not reflected in the unaudited condensed combined pro forma statements of income because they will not have a continuing impact. These amounts are reflected as a reduction of retained earnings on the unaudited condensed combined pro forma balance sheet. In addition, if a portion of the debt refinanced is deemed to be a modification of terms rather than an extinguishment of debt, then that portion related to the early repayment or redemption premium would be amortized over the life of the new debt issuances, and the portion related to the upfront financing fees and costs would be expensed as a loss on extinguishment of debt.

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4.	Allocation of Preliminary Purchase Consideration

The preliminary estimated purchase price of Starz has been allocated to the tangible and intangible assets acquired and liabilities assumed based on a preliminary estimate of their fair values as if the acquisition had been completed on September 30, 2016 as follows:

(in millions)

Cash and cash equivalents	$14.0
Accounts receivable, net	384.6
Program rights	670.0
Investment in films and television programs, net	262.6
Property and equipment, net	88.5
Investments	15.3
Intangible assets	2,000.0
Other assets	38.1
Accounts payable and accrued liabilities	(132.4)
Corporate debt	(1,013.6)
Deferred tax liabilities	(679.0)
Other liabilities	(180.4)
Fair value of net assets acquired	1,467.7
Goodwill	1,951.9
Total estimated purchase consideration	$3,419.6

The preliminary allocation of the estimated purchase price is based upon management’s estimates and is subject to revision as a more detailed analysis is completed and additional information on the fair value of the assets and liabilities become available, including receipt of final appraisals of the net assets acquired. A change in the fair value of the net assets may change the amount of purchase price allocable to goodwill, and could have a material impact on the amount of expense included in the accompanying unaudited pro forma condensed combined statements of income.

Cash, accounts receivable, investments, other assets, accounts payable and accrued liabilities, and other liabilities. Fair value is assumed to equal Starz’s historical carrying value due to either the liquid nature or short term duration of the asset or liability, or based upon overall immateriality to the purchase price allocation.

Program rights. The fair value of the program rights is preliminarily assumed to be the recorded book value. This is based on an assessment that such content is acquired or produced at fair value and aired over relatively short periods (a few years) and thus the amortization of the cost reflects the decline in the fair value of the content over time. However, a more detailed analysis of such assets and related contracts will be performed upon the closing of the merger to determine if an adjustment to increase or decrease the recorded book value is necessary. An adjustment to increase or decrease the value of the network programming would result in an increase or decrease to program amortization within direct operating expense.

Investment in film and television programs. Investment in films and television programs include the cost of completed films and television programs (including original series) which have been produced by Starz or for which Starz has acquired distribution rights, as well as the costs of films and television programs in production, pre-production and development. For film and television programs in production, pre-production and development, the fair value has been assumed to be the recorded book value. For completed films and television programs, the fair value was preliminarily estimated based on forecasted cash flows discounted to present value at a rate commensurate with the risk of the assets.

Property and equipment. The fair value of the property and equipment is preliminarily assumed to be the recorded book value. A significant portion of the property and equipment is represented by capital leases for the corporate headquarters facility and certain satellite transponders. A final valuation of such

12

will be made upon closing of the merger. The impact of adjustments to the fair value of these assets could impact the amount of depreciation and amortization expense; however, currently such amounts are not expected to be material.

Identifiable intangible assets. Identifiable intangible assets include customer relationships and tradenames. The fair value of the identifiable intangible assets and their weighted-average useful lives are as follows:

	Estimated Fair Value	Average Estimated Useful Life
	(in millions)
Customer relationships	$1,780	17 years
Tradenames	220	indefinite-lived
	$2,000

Customer Relationships. Customer relationships represent existing affiliation agreements with distributors. The fair value of customer relationships was preliminarily estimated based on the estimated future cash flows to be generated from the customer affiliation contracts considering assumptions related to contract renewal rates and revenue growth based on the number of subscribers and contract rates. The earnings expected to be generated by the customer relationships were forecasted over the estimated duration of the intangible asset. The earnings were then adjusted by taxes and the required return for the use of the contributory assets and discounted to present value at a rate commensurate with the risk of the asset.

The amortization period and related pro forma adjustment for the customer relationships asset is based on the expected net cash flows from the acquired Starz customers and a preliminary assumption of amortization on a straight-line basis over a 17-year period.

A 10% change in the valuation of intangible assets would cause a corresponding increase or decrease in the balance of goodwill of approximately $200.0 million and annual and quarterly amortization expense and $10.5 million and $2.6 million, respectively, assuming an overall weighted average useful life of 17 years.

Tradenames. Tradenames are primarily related to the Starz brand and name. The fair value of tradenames was preliminarily estimated based on the present value of the theoretical cost savings that could be realized by the owner of the tradenames as a result of not having to pay a stream of royalty payments to another party. These cost savings were calculated based on the hypothetical royalty payment that a licensee would be required to pay in exchange for use of the tradenames, reduced by the tax shield realized by the licensee on the royalty payments. The cost savings were discounted to present value at a rate commensurate with the risk of the asset.

Tradenames have an indefinite useful life and will not be amortized, but rather are assessed for impairment at least annually or more frequently whenever events or circumstances indicate that the rights might be impaired. Any change in the value of the tradenames is expected to be allocated to goodwill, which is another indefinite-lived asset that is also reviewed for impairment at least annually or more frequently whenever events or circumstances indicate that goodwill might be impaired.

Corporate Debt. Starz senior notes were adjusted to fair value using quoted market values. Starz deferred debt issuance costs were also eliminated. The quoted market value of a debt instrument is higher than the face amount of the debt when the market interest rates are lower than the stated interest rate of the debt. The Starz debt at fair value is then eliminated in connection with the debt financing transaction resulting in a gain on extinguishment of debt of $1.6 million. The gain on extinguishment of debt represents the difference between the fair value of Starz debt and the amount paid to extinguish the Starz debt inclusive of a call premium of $8.4 million.

Deferred tax liabilities. Deferred taxes were adjusted to record the deferred tax impact of acquisition accounting adjustments primarily related to intangible assets. The incremental deferred tax liabilities were calculated based on the tax effect of the approximately $1.9 billion step-up in book basis of the net assets of Starz, excluding the amount attributable to goodwill, using the estimated statutory tax rates.

Goodwill. Goodwill represents the excess of the preliminary purchase price over the estimate of the fair value of the underlying tangible and intangible assets acquired and liabilities assumed. The acquisition goodwill arises from the increase in the combined company’s content creation capability and enhanced scale

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to its global distribution footprint across mobile, broadband, cable and satellite platforms. In addition, the acquisition goodwill arises from the opportunity for a broad range of new content partnerships and accelerates the growth of Lions Gate and Starz’s own over-the-top (which we refer to as “OTT”) services, as well as other anticipated revenue and cost synergies. In accordance with ASC 805, goodwill will not be amortized but instead will be tested for impairment annually, or as required on a more frequent basis.

5.	Pro Forma Net Income Per Share

The pro forma basic and diluted net income per share are based on the basic and diluted weighted average number of shares outstanding after giving effect to the number of shares of Lions Gate voting shares and Lions Gate non-voting shares expected to be issued pursuant to the merger agreement.

The pro forma basic and diluted net income per share is computed as follows:

	Year ended		Six months ended
	March 31, 2016		September 30, 2016
	(All amounts in millions of dollars, except per share amounts)
	Basic	Diluted	Basic	Diluted
Pro Forma Net Income Per Common Share:
Numerator:
Pro forma net income attributable to Lions Gate Entertainment Corp. shareholders	$187.9	$187.9	$54.1	$54.1
Add:
Interest on convertible notes, net of tax, previously dilutive in the historical consolidated financial statements	-	0.4	-	-
Pro forma interest on convertible notes not previously dilutive in the historical consolidated financial statements, net of tax	-	2.5	-	0.2
Numerator for pro forma net income per common share	$187.9	$190.8	$54.1	$54.3

Denominator:
Weighted average common shares outstanding, as reflected in the historical consolidated financial statements	148.5	154.1	147.5	147.5
Pro forma effect of dilutive securities:
Issuance of Lions Gate’s common shares to fund a portion of the estimated purchase price	66.8	66.8	66.8	66.8
Conversion of notes not previously dilutive in the historical consolidated financial statements	-	4.0	-	2.1
Lions Gate’s equity awards not previously dilutive in the historical consolidated financial statements	-	-	-	2.4
Replacement awards	-	4.8	-	4.8
Pro forma adjusted weighted average common shares outstanding	215.3	229.7	214.3	223.6

Pro forma net income per common share	$0.87	$0.83	$0.25	$0.24

6.	Reclassifications

Historical Lions Gate. Financial information in the “Lions Gate Entertainment Corp.” column in the unaudited pro forma condensed combined balance sheet represents the historical consolidated balance sheet as of September 30, 2016. Lions Gate has historically presented unclassified balance sheets in its consolidated financial statements pursuant to ASC 926. Upon the closing of the acquisition, Lions Gate expects to present a classified balance sheet based on the combined businesses. The column “Lions Gate Reclassification Adjustments” in the unaudited pro forma condensed combined balance sheet represents the reclassifications to reflect the historical consolidated balance sheet of Lions Gate as of September 30, 2016 under a classified presentation.

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Reclassification adjustments to Lions Gate’s historical balance sheet as of September 30, 2016 (in millions):

R1	To reclassify the noncurrent portion of accounts receivable	$(263.8)

R2	To reclassify the current portion of other assets	$29.7
	To reclassify product inventory from investment in films and television programs to other current assets	22.7
		$52.4

R3	To reclassify product inventory from investment in films and television programs to other current assets	$(22.7)

R4	To reclassify intangible assets from noncurrent other assets	$10.4

R5	To reclassify the current portion of other assets	$(29.7)
	To reclassify intangible assets from noncurrent other assets	(10.4)
		$(40.1)

R6	To reclassify deferred rent from accounts payable and accrued liabilities to other liabilities	$(22.0)

R7	To reclassify the current portion of participations and residuals	$423.5

R8	To reclassify the current portion of film obligations and production loans	$430.4

R9	To reclassify the current portion of convertible senior subordinated notes	$41.2

R10	To reclassify the current portion of deferred revenue	$210.4

R11	To reclassify the current portion of convertible senior subordinated notes	$(41.2)

R12	To reclassify the current portion of film obligations and production loans	$(430.4)

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Historical Starz. The following table sets forth the reclassifications to adjust Starz’s historical presentation to conform to Lions Gate’s presentation:

Reclassification adjustments to Starz’s historical balance sheet as of September 30, 2016 (in millions):

R13	To reclassify the current portion of tax credit receivables and other receivables from other current assets to current accounts receivables	$32.0

R14	To reclassify the noncurrent portion of tax credit receivables and other receivables from other noncurrent assets to noncurrent accounts receivables	$80.7

R15	To reclassify equity method investments from other noncurrent assets to investments	$15.3

R16	To reclassify intangible assets from other noncurrent assets to intangible assets	$4.2

R17	To reclassify the noncurrent portion of tax credit receivables and other receivables from other noncurrent assets to noncurrent accounts receivables	$(80.7)
	To reclassify equity method investments from other noncurrent assets to investments	(15.3)
	To reclassify intangible assets from other noncurrent assets to intangible assets	(4.2)
		$(100.2)

R18	To reclassify royalties, residuals and participations liabilities from accrued liabilities to current participations and residuals	$(79.1)
	To reclassify program rights payable from accrued liabilities to current film obligations and production loans	(66.7)
		$(145.8)

R19	To reclassify royalties, residuals and participations liabilities from accrued liabilities to current participations and residuals	$79.1

R20	To reclassify program rights payable from accrued liabilities to current film obligations and production loans	$66.7

R21	To reclassify the noncurrent portion of capital lease obligations from corporate debt to capital lease obligations	$(54.7)

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Reclassification adjustments to Starz’s historical statements of income for the twelve months ended March 31, 2016 and six months ended September 30, 2016:

		Twelve Months	Six Months
		Ended	Ended
		March 31, 2016	September 30, 2016
		(in millions)

R22	To reclassify programming expense to direct operating expense	$657.7	$329.0
	To reclassify production and acquisition expense to direct operating expense	208.6	86.2
	To reclassify content related operating expense to direct operating expense	18.0	-
	To reclassify (benefit) charges for doubtful accounts from selling general and administrative expense to direct operating expense	(0.6)	3.5
		$883.7	$418.7

R23	To reclassify programming expense to direct operating expense	$(657.7)	$(329.0)
	To reclassify programming expense to general and administration expense	(2.7)	(1.0)
		$(660.4)	$(330.0)

R24	To reclassify production and acquisition expense to direct operating expense	$(208.6)	$(86.2)

R25	To reclassify home video cost of sales to distribution and marketing expense	$(40.6)	$(12.7)

R26	To reclassify content related operating expense to direct operating expense	$(18.0)	$-
	To reclassify distribution related operating expense to distribution and marketing expense	(12.9)	(8.3)
	To reclassify operating expense to general and administration expense	(11.1)	(6.4)
		$(42.0)	$(14.7)

R27	To reclassify home video cost of sales to distribution and marketing expense	$40.6	$12.7
	To reclassify distribution related operating expense to distribution and marketing expense	12.9	8.3
	To reclassify advertising and marketing costs from selling general and administrative expense to distribution and marketing expense	161.8	84.7
		$215.3	$105.7

R28	To reclassify advertising and marketing costs from selling general and administrative expense to distribution and marketing expense	$(161.8)	$(84.7)
	To reclassify general and administrative expense from selling general and administrative expense to general and administration expense	(168.2)	(76.7)
	To reclassify benefit (charges) for doubtful accounts from selling general and administrative expense to direct operating expense	0.6	(3.5)
		$(329.4)	$(164.9)

R29	To reclassify programming expense to general and administration expense	$2.7	$1.0
	To reclassify operating expense to general and administration expense	11.1	6.4
	To reclassify merger related expense to general and administration expense	-	11.6
	To reclassify general and administrative expense from selling general and administrative expense to general and administration expense	168.2	76.7
		$182.0	$95.7

R30	To reclassify other expense to equity investment loss for Starz’s equity method investee	$(13.2)	$(7.8)

R31	To reclassify merger related expense to general and administration expense	$-	$(11.6)

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7.	Pro Forma Adjustments

Pro forma adjustments to the unaudited pro forma condensed combined balance sheet:

		September 30,
		2016
		(in millions)

A1	To reflect the net source of cash to fund Lions Gate’s purchase of Starz as shown in Note 3:

	To reflect the proceeds upon issuance of new debt	$3,570.0
	To reflect the use of cash to fund cash consideration	(1,581.0)
	To reflect the use of cash to extinguish Starz’s debt	(943.0)
	To reflect the use of cash to extinguish Lions Gate’s senior credit facility	(301.0)
	To reflect the use of cash to extinguish Lions Gate’s 5.25% Senior Notes	(225.0)
	To reflect the use of cash to extinguish Lions Gate’s Term Loan	(400.0)
	To reflect the use of cash for estimated costs associated with debt refinancing	(140.4)
	To reflect the use of cash for acquisition related costs of Starz and Lions Gate	(71.6)
		$(92.0)

A2	To reflect the preliminary estimated incremental fair value of certain Starz original content and distribution agreements	$56.0

A3	To eliminate Lions Gate’s existing available for sale investment in Starz	$(146.9)

A4	Adjustments to intangible assets as a result of the preliminary valuation

	To reflect the preliminary estimated fair value of customer relationships	1,780.0
	To reflect the preliminary estimated fair value of tradenames	220.0
	To eliminate Starz’s historical intangible assets	(4.2)
		$1,995.8
	See Note 4 for assumptions and methodologies used to value the intangible assets as well as the sensitivity of those assumptions.

A5	Adjustments to goodwill

	To reflect the preliminary estimated fair value of Starz’s goodwill resulting from the acquisition	1,951.9
	To eliminate Starz’s historical goodwill	(131.8)
		$1,820.1

A6	Adjustments to accounts payable and accrued liabilities

	To reflect the estimated remaining accrual of acquisition related costs estimated to be incurred by Lions Gate prior to the acquisition	$27.0
	To reflect the estimated remaining accrual of acquisition related costs estimated to be incurred by Starz prior to the acquisition	21.2
	To reflect the payment of the estimated acquisition related costs incurred upon closing of the transaction	(71.6)
		$(23.4)

A7	To reflect the preliminary estimated fair value of deferred revenue	$(9.9)

	The fair value of deferred revenue is expected to be minimal, and accordingly has been reflected as a reduction in the unaudited pro forma condensed combined balance sheet.

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A8	To reflect the debt refinancing upon acquisition as follows:
To reflect the proceeds/(repayments) of the following Lions Gate debt, net of deferred financing costs:

	Proceeds/	Deferred
	(Repayments)	Financing Costs
New debt	$3,570.0	$(109.4)	$3,460.6
Senior revolving credit facility	(301.0)	3.2	(297.8)
5.25% Senior Notes	(225.0)	3.3	(221.7)
Term Loan	(400.0)	10.8	(389.2)
Net change in Lions Gate’s debt	$2,644.0	$(92.1)	$2,551.9

Adjustments to Starz’s historical debt
To eliminate Starz’s historical deferred financing costs	9.6
To reflect the fair value adjustment of Starz’s historical debt based on quoted market values	8.4
To reflect repayment of the principal amount of Starz’s debt as part of debt refinancing upon acquisition	(943.0)
To reflect the reduction of the fair value adjustment and historical debt premium in connection with Starz’s debt extinguishment	(10.0)
Net adjustments to Starz’s debt	(935.0)
$1,616.9

A9	To reflect the deferred income tax impact on the balance sheet adjustments to fair value using a historical statutory rate of approximately 38%	$705.7
	To reflect the deferred income tax impact of increasing the valuation allowance in Canada as a result of an increase in third-party interest expense in Canada (1)	8.9
	To reflect the deferred income tax impact on Lions Gate’s estimated acqusition related costs (2)	(2.6)
	To reflect the deferred income tax impact on Starz’s estimated acqusition related costs (2)	(4.2)
		$707.8

(1)	The increase in valuation allowance will be reflected in the post combination statement of operations, however as there is no continuing impact on the results of operations of the combined company, this amount is excluded from the unaudited pro forma condensed combined statement of income.

(2)	Reflects the income tax effect of the pro forma adjustments for the estimated acquisition related costs discussed in adjustment A6. The income tax effect was determined utilizing the blended federal and state statutory income tax rate of 38%, with an assumption that only a portion of estimated acquisition related costs would be deductible for income tax purposes. The final determination of deductibility will be determined upon completion of a transaction cost study and will depend on the actual amount and type of actual acquisition related costs incurred.

A10	To reclassify Lions Gate’s historical deferred tax assets to offset the deferred tax liabilities recognized above	$(221.7)
	To reclassify Starz’s historical deferred tax assets to offset the deferred tax liabilities recognized above	(22.5)
		$(244.2)

A11	To reflect the issuance of 4.6 million Lions Gate voting shares and 62.2 million Lions Gate non-voting shares to fund a portion of the estimated purchase price	$1,497.8
	To eliminate Starz’s historical common share components of shareholders’ equity in connection with the acquisition	(9.9)
	To reflect the fair value of the replacement of Starz’s share-based payment awards	177.3
		$1,665.2

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A12	Adjustments to retained earnings

	To eliminate Starz’s historical retained earnings	$(271.4)
	To eliminate the pro forma adjustment to historical retained earnings for the Starz estimated acquisition related costs, net of tax benefit of $4.2 million (see below and A6 above)	17.0
			$(254.4)
	To reflect gain on extinguishment of Starz debt (1)		1.6
	To reflect Lions Gate’s gain associated with its existing available-for-sale investment in Starz (see Note 2)		4.6
	To reflect loss on extinguishment of Lions Gate debt (2)		(39.9)
	To reflect estimated acquisition related costs of Lions Gate	$(27.0)
	To reflect estimated acquisition related costs of Starz	(21.2)
			(48.2)
	To reflect the tax impact of the acquisition related costs of Lions Gate and Starz of $2.6 million and $4.2 million, respectively (see A9 above)		6.8
	To reflect decrease to Lions Gate’s deferred tax assets (see A9 above)		(8.9)
			$(338.4)

(1)	Gain on extinguishment of Starz debt represents the difference between the fair value of Starz debt and the amount paid to extinguish the Starz debt inclusive of a call premium of $8.4 million.
(2)	Loss on extinguishment of Lions Gate debt includes the write-off of unamortized deferred costs and call premiums associated with Lions Gate historical debt. The unaudited pro forma condensed statement of income assumes the repayment of Lions Gate historical debt is treated as debt extinguishment.

See Note 3 for discussion on debt extinguishments.

A13	Adjustments to accumulated other comprehensive loss
	To eliminate Lions Gate’s historical accumulated other comprehensive loss associated with its existing available for sale investment in Starz	$12.0
	To eliminate Starz’s historical accumulated other comprehensive loss	2.8
		$14.8

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Pro forma adjustments to the unaudited pro forma condensed combined statements of income for the twelve months ended March 31, 2016 and six months ended September 30, 2016:

		Year ended	Six months ended
		March 31, 2016	September 30, 2016
		(in millions)

A14	To eliminate revenues associated with intercompany transactions between Lions Gate and Starz	$(4.3)	$(2.0)

A15	To eliminate the cost associated with intercompany transactions between Lions Gate and Starz, net of intercompany profit not yet realized	$(2.9)	$(1.4)

A16	To reflect amortization of the fair value adjustment on certain Starz original content and distribution agreements using the film-forecast method	$16.0	$6.0

A17	Adjustments to general and administration expenses
	To eliminate transaction costs associated with the Starz acquisition, which are included in the historical statement of income of Starz	$-	$(11.6)
	To eliminate transaction costs associated with the Starz acquisition, which are included in the historical statement of income of Lions Gate	-	(11.8)
	To reflect postcombination stock based compensation associated with the replacement of Starz’s stock based equity awards	25.0	6.8
	To eliminate historical stock based compensation associated with Starz’s stock based equity awards	(32.9)	(15.4)
		$(7.9)	$(32.0)

A18	Adjustments to amortization of intangible assets

		Estimated
	Estimated	Average Useful Life
	Fair Value	in Years
To reflect amortization expense of customer relationships	$1,780	17	$104.7	$52.4
To eliminate Starz’s historical amortization expense of intangible assets			(1.3)	(0.6)
			$103.4	$51.8

A19	Adjustments to interest expense
	To reflect interest expense on Revolving Credit Facility at an assumed rate of 3.03%	$1.5	$0.8
	To reflect unused commitment fee on Revolving Credit Facility, at an assumed annual percentage of 0.375% of the assumed $950 million available balance on the credit facility	3.6	1.8
	To reflect interest expense on Term Loan A at an assumed rate of 3.03%	30.3	15.2
	To reflect interest expense on Term Loan B at an assumed rate of 3.75%	75.0	37.5
	To reflect interest expense on the Notes at an assumed rate of 5.875%	30.6	15.3
	To reflect amortization of deferred financing costs associated with new debt	15.5	8.0
		156.5	78.6
	To eliminate Starz’s historical interest expense associated with its 2015 Credit Agreement and Senior Notes	(47.2)	(23.5)
	To eliminate Lions Gate’s historical interest expense associated with its senior revolving credit facility, 5.25% Senior Notes, and Term Loan	(44.4)	(25.8)
		$64.9	$29.3

See Note 3 for interest rate sensitivity of interest expense.

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A20	Adjustments to income tax provision (benefit)
	To reflect the income tax benefit related to the pro forma adjustments (1)	$(97.0)	$(37.3)

(1)	The income tax benefit represents (a) the tax effect of the pro forma adjustments based on the statutory tax rate applied in the applicable jurisdiction and (b) the benefits associated with the acquisition financing to be obtained by Lions Gate and provided to Merger Sub.

A21	Adjustments to basic weighted average number of common shares outstanding
	To reflect the issuance of 4.6 million Lions Gate voting shares and 62.2 million Lions Gate non-voting shares to fund a portion of the estimated purchase price	66.8	66.8

A22	Adjustment to diluted weighted average number of common shares outstanding
	To reflect the issuance of 4.6 million Lions Gate voting shares and 62.2 million Lions Gate non-voting shares to fund a portion of the estimated purchase price	66.8	66.8
	To reflect the dilutive effect of convertible senior subordinated notes outstanding that were not previously dilutive in the historical statement of income of Lions Gate	4.0	2.1
	To reflect the dilutive effect of equity awards that were not previously dilutive in the historical statement of operations of Lions Gate	-	2.4
	To reflect the impact of dilutive replacement awards outstanding	4.8	4.8
		75.6	76.1

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